EXHIBIT 3(b)

SECOND AMENDED AND RESTATED BYLAWS
OF
CENTERPOINT ENERGY, INC.
(Adopted and Amended by Resolution of the Board of Directors on February 25, 2016)
ARTICLE I
CAPITAL STOCK
Section 1.    Share Ownership. Shares for the capital stock of CenterPoint Energy, Inc. (the “Company”) may be certificated or uncertificated, as determined in the sole discretion of the Company. Owners of shares of the capital stock of the Company shall be recorded in the share transfer records of the Company and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Company. Any certificates representing such shares shall be signed by the Chief Executive Officer of the Company (the “Chief Executive Officer”), the President of the Company (the “President”), a vice president of the Company or another officer of the Company designated by the Board of Directors of the Company (the “Board of Directors”) and either the Secretary of the Company (the “Secretary”) or an assistant secretary and shall be sealed with the seal of the Company, which signatures and seal may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.
Section 2.    Shareholders of Record. The Board of Directors may appoint one or more transfer agents or registrars of any class of stock of the Company. The Company may be its own transfer agent if so appointed by the Board of Directors. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person. When used in these Bylaws, “person” has the meaning ascribed to such term in Section 2(a)(2) of the Securities Act of 1933, as amended, as the context may require.
Section 3.    Transfer of Shares. The shares of the capital stock of the Company shall be transferable in the share transfer records of the Company by the holder of record thereof, or his duly authorized attorney or legal representative. Certificates, if any, representing shares surrendered for transfer, properly endorsed, shall be canceled and new certificates for a like number of shares shall be issued therefor or evidence of a like number of shares shall be recorded in the share transfer records of the Company. In the case of lost, stolen, destroyed or mutilated certificates representing shares, new certificates or other evidence of such new shares may be issued upon such conditions as may be required by the Board of Directors or the Secretary for the protection of the Company and any transfer agent or registrar. Uncertificated shares shall be transferred in the share transfer records of the Company upon the written instruction originated by the appropriate person to transfer the shares.

Section 4.    Shareholders of Record and Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, recess or postponement thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period of not more than 60 days, and in the case of a meeting of shareholders not less than ten days, immediately preceding the meeting, or it may fix in advance a record date for any such determination of shareholders, such date to be not more than 60 days, and in the case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment, recess or postponement thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1.    Place of Meetings. All meetings of shareholders shall be held at the registered office of the Company, in the City of Houston, Texas, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.
Section 2.    Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors or as may otherwise be stated in the notice of the meeting. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a winding up or termination of the Company.
Section 3.    Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board of Directors (the “Chairman of the Board”), the Chief Executive Officer, the President, the Secretary or the Board of Directors. Special meetings of shareholders shall be called by the President or the Secretary on the request in proper written form of the holders of shares of capital stock of the Company constituting at least the percentage of outstanding shares of capital stock of the Company entitled to vote at such meeting that the Articles of Incorporation (as Section 4 of this Article II defines that term) specify as the minimum percentage necessary to call a special meeting of the shareholders (or in the absence of such specification, the minimum percentage necessary to call a special meeting that the Texas

Business Organizations Code, as amended (the “TBOC”), specifies). To be in proper written form, such request by the requisite holders shall set forth as to each such holder and each matter proposed (a) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, together with the text of any proposal in connection therewith (including the text of any resolution proposed for consideration), (b) the name and address of the shareholder proposing such business, as they appear on the Company’s books and records, or the beneficial owner, if any, on whose behalf the proposal is made (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner), and of any other shareholders known by such shareholder to be supporting such business, (c) any Disclosable Interest of such shareholder and such beneficial owner, if any (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner), (d) a complete and accurate description of all arrangements, agreements or understandings (whether written or oral) between such shareholder and beneficial owner, if any, and between or among either or both of them and any other person or persons (including their names and addresses) (1) for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Company, (2) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any shareholder with respect to any shares of capital stock of the Company or (4) otherwise in connection with the proposal of such business by such shareholder and any financial interest or other material interest of such shareholder and beneficial owner, if any, in such business or proposal, (e) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at such meeting to bring such business before the meeting and (f) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from stockholders in support of such proposal. A shareholder providing a request for or notice of business proposed to be brought before a meeting shall further update and supplement such request or notice, if necessary, so that the information provided or required to be provided in such request or notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment, recess or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received at, the principal executive offices of the Company not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof). In addition, a shareholder providing a request for or notice of business proposed to be brought before a meeting shall update and supplement such request or notice, and deliver such update and supplement to the principal executive offices of the Company, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such request or notice. The items required by paragraphs (a) through (f) of this Section 3, together with the updates and supplements thereto required by the two immediately preceding sentences and the applicable times for such updates and supplements, are referred to herein as the “Shareholder Information.” Upon receipt of such request and any related notice required by these Bylaws in proper written form and in accordance with this Section 3, the Board of Directors shall set a date for the special meeting, shall set a record date in accordance with Section 4 of Article I, and shall cause an appropriate officer of the Company to give the notice required under Section 4 of this Article II. Within 30 days (or such shorter time period that may exist prior to the date of the meeting) after the shareholder or shareholders shall have submitted the aforesaid items, the Secretary or the Board of Directors shall determine whether such request to call and hold a special meeting was made in proper written form, and shall determine whether the shareholder or shareholders submitting such request has or have otherwise complied with this Section 3, and shall notify such shareholder or shareholders in writing of its determination. Notwithstanding anything herein to the contrary, if the Secretary or the Board of Directors determines that such request was not made in proper written form, or determines that the shareholder or shareholders submitting such request has or have failed to otherwise comply with this Section 3, then neither the President nor the Secretary shall be required to call or hold the special meeting, and the Board of Directors shall not be required to set a date or a record date for the meeting or cause the notice thereof to be given.
Notwithstanding the foregoing provisions of this Section 3, if the shareholder or shareholders (or a qualified representative of the shareholder or shareholders) requesting such special meeting are not present at the special meeting to propose such business, such proposed business may not be transacted, as determined in the sole discretion of the Chairman of the Meeting (as defined below), notwithstanding that proxies in respect of such vote have been received by the Company. For purposes of these Bylaws, to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by shareholder (or a reliable reproduction of the writing) delivered to the Company prior to the making of such nomination or proposal at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders. In the event that a qualified representative of the shareholder will appear at the meeting of shareholders to make a nomination or propose business, the shareholder must provide notice of the designation, including the identity of the representative, to the Company at least forty-eight (48) hours prior to such meeting. Where a shareholder fails to provide such notice of designation to the Company within the required timeframe, such shareholder must appear in person to present his, her or its nomination or proposed business at the meeting of shareholders or such nomination shall be disregarded and such proposed business shall not be transacted as provided for above.
This Section 3 shall be subject to the rights, if any, of holders of any class or series of capital stock of the Company to call special meetings.
Nothing in these Bylaws shall be interpreted or construed to require the inclusion of information about any proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors or the Company.

In addition to the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.
Any action by the Secretary or the Board of Directors pursuant to this Section 3 shall be conclusive and binding upon all shareholders of the Company.
For the purposes of these Bylaws:
“beneficial ownership,” including the correlative terms “beneficially own” and “beneficial owner,” has the meaning in Rule 13d-3 under the Exchange Act, except that a person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Company as to which such person has a right to acquire (by conversion, exercise of otherwise) beneficial ownership currently or at any time in the future.
“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Company or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Company, any “call equivalent position” or “put equivalent position” (as such terms are defined in Rule 16a-1 under the Exchange Act) that is, directly or indirectly, held or maintained by such shareholder, beneficial owner, if any, and nominee, if any, with respect to any shares of any class or series of capital stock of the Company (including any security or instrument that would not otherwise constitute a derivative security for purposes of such definitions as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination) or any other derivative or synthetic arrangement having characteristics of a long position in, or a short position with respect to, any class or series of shares of capital stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise.
“Disclosable Interest” with respect to a person means (A)(1) the class or series and number of shares of capital stock of the Company that are, directly or indirectly, beneficially owned or owned of record by such person, (2) any Derivative Instrument directly or indirectly beneficially owned by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Company, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of any security of the Company, (4) any pledge by such person of any security of the Company or any short interest of such person in any security of the Company (for purposes of Sections 3 and 9 of Article II, Sections 2 and 8 of Article III and Section 2 of Article VII, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of capital stock of the Company beneficially owned by such person that are separated or separable from the underlying shares of capital stock of the Company, (6) any proportionate interest in shares of capital stock of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of capital stock of the Company or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (A)(1) through (A)(7) above, any of the foregoing held by members of such person’s immediate family sharing the same household, (B) any material pending or threatened legal proceeding in which such person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (C) any other material relationship between such person, on the one hand, and the Company, any affiliate of the Company or any person engaged in a business substantially similar to one or more of the Company’s principal businesses, on the other hand, (D) any direct or indirect material interest in any material contract or agreement of such person with the Company, any affiliate of the Company or any person engaged in a business substantially similar to one or more of the Company’s principal businesses (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal or the election of directors in a contested election, as applicable, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
Section 4.    Notice of Meeting. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called (which may include, in the case of any special meeting called at the written request of shareholders pursuant to the provisions of Section 3 of this Article II, any purpose or purposes (in addition to the purpose or purposes stated by the requesting shareholders pursuant to Section 3 of this Article II) as the Board of Directors may determine), shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the officer or person calling the meeting to each share-holder of record entitled to vote at such meetings. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Company, with postage thereon prepaid. Any notice required to be given to any shareholder, under any provision of the TBOC, the Articles of Incorporation of the Company (as amended from time to time and including each statement respecting any class or series of preferred stock of the Company which has been filed by the Company in accordance with the provisions of Article 2.13 of the Texas Business Corporation Act, Section 21.156 of the TBOC, or any successor provisions, the “Articles of Incorporation”) or these Bylaws, need not be given to a shareholder if notice of two consecutive annual meetings and notice of any meeting held during the period between those annual meetings, if any, or all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Company, and have been returned undeliverable, or if otherwise permitted by the TBOC. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Company a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.
Section 5.    Voting List. The officer or agent having charge of the share transfer records for shares of the Company shall make, not later than the 11th day before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment, recess or postponement thereof, arranged in alphabetical order, with the address of each shareholder, the type of shares and the number of shares held by each and the number of votes that each shareholder is entitled to (if the number of votes is different than the number of shares held). Such list shall be open to the examination of any shareholder for a period of ten days prior to such meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during usual business hours, at the registered office or principal executive office of the Company. If the meeting is to be held at a place, then the list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting.
Section 6.    Voting; Proxies. Except as otherwise provided in the Articles of Incorporation or as otherwise provided in the TBOC, each holder of shares of capital stock of the Company entitled to vote shall be entitled to one vote for each share standing in his name on the records of the Company, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest. At each election of directors, every holder of shares of the Company entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, but in no event shall he be permitted to cumulate his votes for one or more directors. Any form of electronic transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, is considered an execution in writing for purposes of this Section 6. To the extent required by applicable law, any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder.
Section 7.    Quorum and Vote of Shareholders. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as provided in the next sentence with respect to contested elections of directors, directors to be elected by shareholders shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. In a contested election of directors, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. For purposes of this Section, (i) an election of directors shall be considered contested if, as of the date that is 14 days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected and (ii) a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. The Board of Directors and the Governance Committee may establish procedures with respect to the resignation from the Board of Directors of continuing directors who are not elected. With respect to each matter other than the election of directors as to which no other voting requirement is specified by law, the Articles of Incorporation or in this Section 7 or in Article VII of these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the shareholders. With respect to a matter submitted to a vote of the shareholders as to which a shareholder approval requirement is applicable under the shareholder approval policy of the New York Stock Exchange, Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted “for” or “against,” that matter at a meeting at which a quorum is present shall be the act of the shareholders, provided that approval of such matter shall also be conditioned on any more restrictive requirement of such shareholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as applicable, being satisfied. With respect to the approval of independent public accountants (if submitted for a vote of the shareholders) or the approval of any matter recommended to the shareholders by the Board of Directors with respect to the compensation of executives, including any advisory vote regarding executive compensation, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted “for” or “against,” that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.
Section 8.    Chairman of the Meeting and Conduct of Meetings. The Chairman of the Board, or in his absence or at his direction, the Chief Executive Officer, or in his absence, the President shall preside at all meetings of the shareholders or, if such officers are not present at a meeting, by such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Company present at the meeting (such person, the “Chairman of the Meeting”). The Secretary, if present, shall act as secretary of each meeting of shareholders; if he is not present at a meeting, then such person as may be designated by the Chairman of the Meeting shall act as secretary of the meeting. Meetings of shareholders shall follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting of shareholders and the determination of procedure and rules shall be within the absolute discretion of Chairman of the Meeting, and there shall be no appeal from any ruling of the Chairman of the Meeting with respect to procedure or rules. Accordingly, in any meeting of shareholders or part thereof, the Chairman of the Meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

(a)    The Chairman of the Meeting may impose restrictions on entry to the meeting after the time fixed for the commencement thereof and may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.
(b)    A resolution or motion proposed by a shareholder shall only be considered for vote of the shareholders if it meets the criteria of Article II, Section 9 (Proper Business Annual Meeting of Shareholders) or Article II, Section 10 (Proper Business Special Meeting of Shareholders), as the case may be. The Chairman of the Meeting may propose any resolution or motion for vote of the shareholders.
(c)    The order of business at all meetings of shareholders shall be determined by the Chairman of the Meeting.
(d)    The Chairman of the Meeting may impose limits with respect to participation in the meeting by shareholders, including, but not limited to, limits on the amount of time taken up by the remarks or questions of any shareholder, limits on the number of questions per shareholder and limits as to the subject matter and timing of questions and remarks by shareholders.
(e)    The Chairman of the Meeting may impose restrictions on the use of audio or video recording devices at the meeting of shareholders.
(f)    Before any meeting of shareholders, the Board of Directors may appoint three persons other than nominees for office to act as inspectors of election at the meeting or any adjournment, recess or postponement thereof. If no inspectors of election are so appointed, the Chairman of the Meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting of the shareholders and the number of such inspectors shall be three. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the Meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill such vacancy.
The duties of the inspectors shall be to:
(i)    determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots;
(ii)    receive votes or ballots;
(iii)    hear and determine all challenges and questions in any way arising in connection with the vote;
(iv)    count and tabulate all votes;
(v)    report to the Board of Directors the results based on the information assembled by the inspectors; and

(vi)    do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.
Notwithstanding the foregoing, the final certification of the results of the election or other matter acted upon at a meeting of shareholders shall be made by the Board of Directors.
All determinations of the Chairman of the Meeting shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least 80% of the voting power of the shares of capital stock of the Company entitled to vote in the election of directors held by shareholders present in person or represented by proxy at such meeting.
Whether or not a quorum is present, the Chairman of the Meeting may adjourn or recess any meeting of shareholders at any time and for any reason, to reconvene at the same or some other place, and notice need not be given of any such adjourned or recessed meeting if the time and place thereof are announced at the meeting at which the adjournment or recess is taken. At the adjourned or recessed meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment or recess is for more than thirty (30) days, a notice of the adjourned or recessed meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment or recess the Board of Directors fixes a new record date for shareholders entitled to vote at the adjourned or recessed meeting, the Board of Directors shall give notice of the adjourned or recessed meeting to each shareholder of record entitled to vote at such adjourned or recessed meeting as of the record date for such adjourned or recessed meeting.
The Board of Directors may, at any time prior to the holding of a meeting of shareholders, and for any reason, cancel, postpone or reschedule such meeting by public announcement made prior to the time previously scheduled for such meeting of shareholders. The meeting may be postponed or scheduled to such time and place as is specified in the notice of postponement or rescheduling of such meeting.
Section 9.    Proper Business Annual Meeting of Shareholders.
(a)    At any annual meeting of shareholders, only such business shall be conducted as shall be a proper subject for the meeting and shall have been properly brought before the annual meeting. To be properly brought before an annual meeting of shareholders, business (other than business relating to (i) any nomination or removal of directors, which are governed by Article III, Sections 2 and 8, or (ii) any alteration, amendment or repeal of the Bylaws or any adoption of new Bylaws, which is governed by Article VII hereof) must (a) be specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise be properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof) or (c) otherwise (i) be properly requested to be properly brought before the meeting by a shareholder of record entitled to vote in the election of directors generally, in compliance with the provisions of this Section 9 and (ii) constitute a proper subject to be properly brought before such meeting. For business to be properly brought before an annual meeting of shareholders, any shareholder who intends to bring any matter (other than a matter relating to (i) any nomination or removal of directors, which are governed by Article III, Sections 2 and 8, or (ii) any alteration, amendment or repeal of the Bylaws or any adoption of new Bylaws, which is governed by Article VII hereof) before an annual meeting of shareholders and is entitled to vote on such matter must deliver, within the applicable time periods set forth herein, including with respect to any required updates or supplements, notice in proper written form of such shareholder’s intent to bring such matter before the annual meeting of shareholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary. To be in proper written form, such notice must be received by the Secretary not less than 90 days nor more than 180 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the shareholder to be properly brought must be so delivered not earlier than 180 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which the Company first makes public announcement of the date of such meeting by (A) a mailing to shareholders, (B) a press release or (C) a filing with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 14(a) of the Exchange Act. In no event shall the public disclosure of an adjournment, recess or postponement of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as described above.
To be in proper written form, a shareholder’s notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before the annual meeting of shareholders, the Shareholder Information. No business shall be conducted at an annual meeting of shareholders except in accordance with the procedures set forth in this Section 9. Within 30 days (or such shorter time period that may exist prior to the date of the meeting) after such shareholder shall have submitted the aforesaid items, the Secretary or the Board of Directors shall determine whether such proposal has been properly brought and made in proper written form before the annual meeting of shareholders, and shall determine whether the shareholder submitting such proposal has otherwise complied with this Section 9, and shall notify such shareholder in writing of its determination. If the Secretary or the Board of Directors determines that such proposal was not properly brought or was not made in proper written form before the annual meeting of shareholders, or determines that such shareholder submitting such proposal has failed to otherwise comply with this Section 9, then such proposal shall not be voted upon by the shareholders of the Company at such annual meeting of shareholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal made by a shareholder of the Company pursuant to this Section 9 was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 9, if a shareholder (or a qualified representative of the shareholder) is not present at the meeting of shareholders to make such proposal, such proposal may not be transacted, as determined in the sole discretion of the Chairman of the Meeting, notwithstanding that proxies in respect of such vote have been received by the Company.
(b)    In addition to the foregoing provisions of this Section 9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9.

(c)    This Section 9 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal that is (1) properly made pursuant to Rule 14a-8 under the Exchange Act and (2) included in the notice of meeting given by or at the direction of the Board of Directors. Nothing in this Section 9 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to, and in compliance with, Rule 14a-8 under the Exchange Act.
(d)    Any action by the Secretary, the Board of Directors or the Chairman of the Meeting pursuant to this Section 9 shall be conclusive and binding upon all shareholders of the Company.
Section 10.    Proper Business Special Meeting of Shareholders. At any special meeting of shareholders, only such business shall be conducted as shall have been stated in the notice of such meeting or shall otherwise have been properly brought and made in proper written form before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof).

ARTICLE III
DIRECTORS
Section 1.    Term and Qualifications.  The business and affairs of the Company shall be managed by the Board of Directors.
Each director elected by the holders of Preferred Stock pursuant to Division A of Article VI of the Articles of Incorporation (or elected by such directors to fill a vacancy) shall serve for a term ending upon the earlier of the election of his successor or the termination at any time of a right of the holders of Preferred Stock to elect members of the Board of Directors.
Except as may be required otherwise in accordance with the immediately preceding paragraph, at each annual meeting of shareholders, all directors shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
(a)    No person shall be eligible to serve as a director of the Company subsequent to the annual meeting of shareholders occurring during the year of such person’s seventy-third birthday.
No person shall continue to serve as a member of the Board of Directors if the director ceases for any reason to hold the principal employment or position he or she held at the time first elected to the Board of Directors and does not secure a comparable employment or position, as determined in the sole judgment of the Board of Directors, within one year thereof.
No person who is also an employee of the Company or one of its corporate affiliates shall continue to serve as a member of the Board of Directors after his or her retirement, termination or downward change in status in the Company, as determined in the sole judgment of the Board of Directors.

The Board of Directors may waive any qualification set forth above in this Section 1(b) if it determines that the director has special skill, experience or distinction having value to the Company that is not readily available or transferable. Any such waiver shall be made by a majority of the Board of Directors, excluding the director whose disqualification is being waived.
Any vacancies on the Board of Directors resulting from the disqualification of a director by virtue of the above qualifications may be filled pursuant to the terms of the Articles of Incorporation.
The above qualifications and limitations notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed.
Section 2.    Nomination of Directors.
(a)    Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be properly brought before the annual meeting in proper written form delivered to, or mailed to and received by, the Secretary as set forth in this Section 2. To be properly brought before an annual meeting of shareholders, a shareholder’s notice shall be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 90 days nor more than 180 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided, however, that (x) if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the shareholder to be properly brought must be so delivered not earlier than 180 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which the Company first makes public announcement of the date of such meeting by (A) a mailing to shareholders, (B) a press release or (C) a filing with the Commission pursuant to Section 13(a) or 14(a) of the Exchange Act and (y) if the number of directors to be elected to the Board of Directors at such annual meeting is increased and there is no prior notice or public disclosure by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held, a shareholder’s notice required by this Section 2(a) shall also be considered properly brought, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the principal executive offices of the Company not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to shareholders of the Company or the day on which such public disclosure was made. To be properly brought in connection with any election of a director at a special meeting of the shareholders if one or more directors are otherwise to be elected at such meeting, a shareholder’s notice shall be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 40 days nor more than 60 days prior to the date of such meeting; provided, however, that in the event that less than 47 days’ notice or prior public disclosure of the date of the special meeting of the shareholders is given or made to the shareholders, the shareholder’s notice to be properly brought must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. To be in proper written form, such notice shall set forth in writing (a) the name and address of the shareholder giving such notice, as they appear on the Company’s books and records, or the beneficial owner, if any, on whose behalf the nomination is made (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner) and of any other shareholders known by the shareholder to be supporting such nomination, (b) any Disclosable Interest of the shareholder and such beneficial owner, if any (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner), (c) a complete and accurate description of all arrangements, agreements or understandings (whether written or oral) between the shareholder and the beneficial owner, if any, and between or among either or both of them and each proposed nominee and any other persons (including their names and addresses) (1) for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Company, (2) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any shareholder with respect to any shares of capital stock of the Company or (4) otherwise pursuant to which the nomination or nominations are to be made, (d) a representation that that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (e) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such nomination and (f) any other information relating to the shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the Company in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice shall also include (i) the name, age, business address and residence address of such proposed nominee, (ii) the principal occupation or employment of such proposed nominee (present and for the past five (5) years), (iii) any Disclosable Interest of such proposed nominee, (iv) any other information relating to proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors of the Company in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the written consent of such proposed nominee to (A) having such person’s name placed in nomination at the meeting and to serve as a director of the Company if elected and (B) the public disclosure of information provided pursuant to this Section 2), (v) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he or she will serve and that he or she is eligible for election as a member of the Board of Directors, (vi) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act), or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such shareholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vii) a complete and accurate description of all arrangements, agreements or understanding (whether written and oral) and any information with respect to such proposed nominee that are required pursuant to the procedures established by the Board of Directors and the Governance Committee for the election of directors and (viii) a completed and signed questionnaire, representation and agreement required by Section 2(b) with respect to each proposed nominee for election or re-election to the Board of Directors. A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment, recess or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received at, the principal executive offices of the Company not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof). In addition, a shareholder providing notice of any nomination proposed to be made at a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Company, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice. The Company may require any proposed nominee to furnish such other information as may reasonably be requested by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Within 30 days (or such shorter time period that may exist prior to the date of the meeting) after the shareholder has submitted the aforesaid items, the Secretary or the Board of Directors shall determine whether such nomination has been properly brought and made in proper written form before the meeting, and shall determine whether the shareholder submitting such nomination has otherwise complied with this Section 2, and shall notify such shareholder in writing of its determination. If the Secretary or the Board of Directors determines that such nomination was not properly brought or was not made in proper written form before the meeting, or determines that such shareholder submitting such nomination has failed to otherwise comply with this Section 2, then the person to be nominated shall ineligible for nomination at the meeting at which such person is proposed to be nominated. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a nomination made by a shareholder of the Company pursuant to this Section 2 was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2, if a shareholder (or a qualified representative of the shareholder) is not present at the annual meeting to make such nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote have been received by the Company. Any action by the Secretary, the Board of Directors or the Chairman of the Meeting pursuant to this Section 2 shall be conclusive and binding upon all shareholders of the Company.
(b)    To be eligible to be a nominee for election or re-election as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2(a) of this Article III) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background, qualification, stock ownership and independence of such person to be nominated and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) understands his or her duties as a director under the TBOC and agrees to act in accordance with those duties while serving as a director, (ii) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable laws and stock exchange listing standards and all publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company and (v) will provide facts, statements and the other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(c)    In addition to the foregoing provisions of this Section 2, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.
Section 3.    Place of Meetings and Meetings by Telephone or Remote Communications. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination thereof, by means of which all persons participating in the meeting can communicate with each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the principal office of the Company.
Section 4.    Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at such other times as shall be designated by the Board of Directors. No notice of any kind to members of the Board of Directors for such annual or regular meetings shall be necessary.
Section 5.    Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, the Chief Executive Officer, the President or the Secretary or a majority of the directors then in office. Notice shall be sent by mail, facsimile or electronic transmission to the last known address of the director at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 6.    Quorum and Voting. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of the number of directors fixed in the manner provided in the Articles of Incorporation and these Bylaws, as from time to time amended, shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors’ meeting may be adjourned or recessed from time to time by those present, whether a quorum is present or not.
Section 7.    Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.
Section 8.    Removal. No proposal by a shareholder to remove a director of the Company, regardless of whether such director was elected by holders of outstanding shares of Preferred Stock (or elected by the directors to fill a vacancy), shall be voted upon at a meeting of the shareholders unless such shareholder shall have properly brought notice in proper written form, including with respect to any required updates or supplements, (as set forth in this Section 8) to the Secretary. To be in proper written form, a shareholder’s notice to the Secretary shall set forth (a) the Shareholder Information, (b) a statement of the grounds on which such director is proposed to be removed in accordance with Article V of the Articles of Incorporation and (c) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors (excluding the director proposed to be removed), to the effect that, if adopted at a duly called special or annual meeting of the shareholders of the Company by the required vote as set forth in the Articles of Incorporation, such removal would not be in conflict with the laws of the State of Texas, the Articles of Incorporation or these Bylaws. To be properly brought in connection with an annual meeting of shareholders, a shareholder’s notice and other aforesaid items shall be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 90 days nor more than 180 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the shareholder to be properly brought must be so delivered not earlier than 180 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which the Company first makes public announcement of the date of such meeting by (A) a mailing to shareholders, (B) a press release or (C) a filing with the Commission pursuant to Section 13(a) or 14(a) of the Exchange Act. To be properly brought in connection with the removal of any director at a special meeting of the shareholders, a shareholder’s notice and other aforesaid items shall be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 40 days nor more than 60 days prior to the date of such meeting; provided, however, that in the event that less than 47 days’ notice or prior public disclosure of the date of the special meeting of shareholders is given or made to the shareholders, the shareholder’s notice and other aforesaid items to be properly brought must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within 30 days (or such shorter time period that may exist prior to the date of the meeting) after such shareholder shall have submitted the aforesaid items, the Secretary or the Board of Directors (excluding any directors proposed to be removed) shall determine whether such proposal to remove a director has been properly brought and made in proper written form before the meeting, and shall determine whether the shareholder submitting such proposal has otherwise complied with this Section 8, and shall notify such shareholder in writing of its determination. If the Secretary or the Board of Directors (excluding any directors proposed to be removed) determines that such proposal was not properly brought or was not made in proper written form before the meeting, or determines that such shareholder submitting such proposal has failed to otherwise comply with this Section 8, then such proposal shall not be voted upon by the shareholders of the Company at such meeting of shareholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal to remove a director of the Company pursuant to this Section 8 was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 8, if a shareholder (or a qualified representative of the shareholder) is not present at the meeting of shareholders to make the proposal to remove a director of the Company, such proposal may not be transacted, as determined in the sole discretion of the Chairman of the Meeting, notwithstanding that proxies in respect of such vote have been received by the Company. Any action by the Secretary, the Board of Directors or the Chairman

of the Meeting pursuant to this Section 8 shall be conclusive and binding upon all shareholders of the Company.
In addition to the foregoing provisions of this Section 8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8.
Section 9.    Executive and Other Committees. The Board of Directors may designate one or more members of the Board of Directors to constitute an Executive Committee, and one or more other committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time. Subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by the TBOC, any such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Company as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, or as permitted by applicable law, including, without limitation, the power and authority to (a) authorize a distribution, (b) authorize the issuance of shares of the Company and (c) exercise the authority of the Board of Directors vested in it pursuant to Section 21.155 of the TBOC or such successor statute as may be in effect from time to time. Each duly-authorized action taken with respect to a given matter by any such duly-appointed committee of the Board of Directors shall have the same force and effect as the action of the full Board of Directors and shall constitute for all purposes the action of the full Board of Directors with respect to such matter.
The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors cannot be delegated to a committee thereof under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. The Board of Directors shall name a chairman at the time it designates members to a committee. Each such committee shall appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 4 and 6 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.
Section 10.    Notice. On consent of a director or committee member, notice from the Company may be given to the director or committee member by electronic transmission. The director or committee member may specify the form of electronic transmission to be used to communicate notice. The director or committee member may revoke this consent by written notice to the Company. The consent is deemed to be revoked if the Company is unable to deliver by electronic transmission two consecutive notices, and the person responsible for delivering notice on behalf of the Company knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number or an electronic mail address provided by the director or committee member for the purpose of receiving notice; (ii) posted on an electronic network and a message is sent to the director or committee member at the address provided by the director or committee member for the purpose of alerting the director or committee member of a posting; or (iii) communicated to the director or committee member by any other form of electronic transmission consented to by the director or committee member.
Section 11.    Electronic Transmission. Any form of electronic transmission by a director, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a director, is considered an execution in writing for purposes of these Bylaws. To the extent required by applicable law, any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the director.
Section 12.    Confidentiality. Each director shall hold all Confidential Information (as defined below) in the strictest confidence and shall take all appropriate measures to ensure that no other person shall have access to the Confidential Information. No director shall disclose any Confidential Information to any person outside the Company, either during or after his or her service as a director, except with authorization of the Board of Directors or as may be required by applicable law. For the avoidance of doubt, the foregoing shall also apply to any director who serves on the Board of Directors as the designee or past nominee of a shareholder of the Company, and such director shall not disclose any Confidential Information to such shareholder or any of its officers, directors, managers, members, partners employees, attorneys, accountants, advisors, agents, consultants or other representatives. “Confidential Information” shall mean all non-public information (whether or not material to the Company) entrusted to or obtained by a director by reason of his or her position as a director of the Company.
ARTICLE IV
OFFICERS
Section 1.    Officers. The officers of the Company shall consist of a President and a Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint. The Board of Directors may delegate to the Chairman of the Board and/or the Chief Executive Officer the authority to appoint and remove additional officers and agents of the Company. Each officer shall hold office until his successor shall have been duly elected or appointed and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person.
Section 2.    Vacancies; Removal. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the officer elected to fill the vacancy shall hold office for the remainder of the term of such office. Any officer of the Company may be removed at any time by the Board of Directors, whenever in its judgment the best interests of the Company will be served thereby, or, except in the case of an officer appointed by the Board of Directors, by the Chairman of the Board and/or the Chief Executive Officer on whom the power of removal is conferred by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
Section 3.    Powers and Duties of Officers. The officers of the Company shall have such powers and duties as generally pertain to their offices as well as such powers and duties as from time to time shall be conferred by the Board of Directors.
ARTICLE V
INDEMNIFICATION
Section 1.    General. The Company shall indemnify and hold harmless the Indemnitee (as this and all other capitalized words are defined in this Article V), to the fullest extent permitted, or not prohibited, by the TBOC or other applicable law as the same exists or may hereafter be amended (but in the case of any such amendment, with respect to Matters occurring before such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). The provisions set forth below in this Article V are provided as means of furtherance and implementation of, and not in limitation on, the obligation expressed in this Section 1.
Section 2.    Advancement or Reimbursement of Expenses. The rights of the Indemnitee provided under Section 1 of this Article V shall include, but not be limited to, the right to be indemnified and to have Expenses advanced (including the payment of expenses before final disposition of a Proceeding) in all Proceedings to the fullest extent permitted, or not prohibited, by the TBOC or other applicable law. In addition, to the extent the Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not named a defendant or respondent in the Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. The Indemnitee shall be advanced Expenses, within ten days after any request for such advancement, to the fullest extent permitted, or not prohibited, by Chapter 8 of the TBOC; provided that the Indemnitee has provided to the Company all affirmations, acknowledgments, representations and undertakings that may be required of the Indemnitee by Chapter 8 of the TBOC.
Section 3.    Request for Indemnification. To obtain indemnification, the Indemnitee shall submit to the Secretary a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by the Indemnitee. The Secretary shall promptly advise the Board of Directors of such request.
Section 4.    Determination of Request. Upon written request to the Company by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to an Indemnitee’s entitlement thereto shall be made in accordance with Chapter 8 of the TBOC; provided, however, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by a Special Legal Counsel selected by the Board of Directors, unless the Indemnitee shall request that such determination be made in accordance with Section 8.103(a)(1) or (2) of the TBOC. If entitlement to indemnification is to be determined by a Special Legal Counsel, the Company shall furnish notice to the Indemnitee within ten days after receipt of the claim of or request for indemnification, specifying the identity and address of the Special Legal Counsel. The Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Special Legal Counsel selected does not meet the requirements of a Special Legal Counsel as defined in Section 10 of this Article V, and the objection shall set forth with particularity the factual basis for that assertion. If there is an objection to the selection of the Special Legal Counsel, either the Company or the Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of a Special Legal Counsel selected by the Court. The Company shall pay any and all reasonable fees and expenses of the Special Legal Counsel incurred in connection with any such determination.
If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article V upon submission of a request to the Company for indemnification, and thereafter the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by the Special Legal Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of the Special Legal Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.
Section 5.    Effect of Certain Proceedings. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article V) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that (a) the Indemnitee did not conduct himself in good faith and in a manner which he reasonably believed, in the case of conduct in his official capacity, to be in the best interests of the Company, or, in all other cases, that at least his conduct was not opposed to the Company’s best interests, or (b) with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.
Section 6.    Expenses of Enforcement of Article. In the event that an Indemnitee, pursuant to this Article V, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, rights created under or pursuant to this Article V, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein. If it shall be determined in said judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for the Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, the Indemnitee shall be entitled to indemnification under this Section 6 regardless of whether indemnitee ultimately prevails in such judicial adjudication.

Section 7.    Nonexclusive Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Article V shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, these Bylaws, agreement, insurance, arrangement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article V or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article V shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.
Section 8.    Invalidity. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article V shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 9.    Indemnification of Other Persons. The Company may, by adoption of a resolution of the Board of Directors, indemnify and advance expenses to any other person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or Section 2 of this Article V by reason of that person’s Corporate Status to the same extent and subject to the same conditions (or to a lesser extent and/or with other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article V.
Section 10.    Definitions. For purposes of this Article V:
“Change in Control” means a change in control of the Company occurring after the date of adoption of these Bylaws in any of the following circumstances: (a) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (b) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (c) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (d) during any fifteen-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.
“Corporate Status” describes the status of a person as a director, officer, partner, venturer, proprietor, trustee, employee (including an employee acting in his Designated Professional Capacity), administrator or agent or similar functionary of the Company or any predecessor of the Company or of any other foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise which such person is or was serving in such capacity at the request of the Company or any predecessor of the Company. The Company hereby acknowledges that unless and until the Company provides the Indemnitee with written notice to the contrary, the Indemnitee’s service as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of an Affiliate of the Company shall be conclusively presumed to be at the Company’s request. An Affiliate of the Company shall be deemed to be (a) any foreign or domestic corporation in which the Company owns or controls, directly or indirectly, 5% or more of the shares entitled to be voted in the election of directors of such corporation; (b) any foreign or domestic partnership, joint venture, proprietorship or other enterprise in which the Company owns or controls, directly or indirectly, 5% or more of the revenue interests in such partnership, joint venture, proprietorship or other enterprise; or (c) any trust or employee benefit plan the beneficiaries of which include the Company, any Affiliate of the Company as defined in the foregoing clauses (a) and (b) or any of the directors, officers, partners, venturers, proprietors, employees, administrators, agents or similar functionaries of the Company or of such Affiliates of the Company.
“Expenses” shall include any judgment, penalty, settlement, fine, excise or similar tax and all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.
“Indemnitee” includes any officer or director of the Company who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or Section 2 of this Article V by reason of his Corporate Status.
“Matter” is a claim, a material issue, or a substantial request for relief.
“Proceeding” includes (i) any threatened, pending or completed action, suit, arbitration, alternate dispute resolution proceeding, investigation, administrative hearing and any other proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, (ii) any appeal of an action or proceeding described in (i), or (iii) any inquiry or investigation, whether conducted by or on behalf of the Company, a subsidiary of the Company or any other party, formal or informal, that the Indemnitee in good faith believes might lead to the institution of an action or proceeding described in (i), except one initiated by an Indemnitee pursuant to Section 6 of this Article V.
“Special Legal Counsel” means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (a) the Company or the Indemnitee in any matter material to either such party; (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder; or (c) the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities. Notwithstanding the foregoing, the term “Special Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights to indemnification under these Bylaws.
For the purposes of this Article V, an employee acting in his “Designated Professional Capacity” shall include, but not be limited to, a physician, nurse, psychologist or therapist, registered surveyor, registered engineer, registered architect, attorney, certified public accountant or other person who renders such professional services within the course and scope of his employment, who is licensed by appropriate regulatory authorities to practice such profession and who, while acting in the course of such employment, committed or is alleged to have committed any negligent acts, errors or omissions in rendering such professional services at the request of the Company or pursuant to his employment (including, without limitation, rendering written or oral opinions to third parties).
Section 11.    Notice. Any communication required or permitted to the Company under this Article V shall be addressed to the Secretary and any such communication to the Indemnitee shall be addressed to the Indemnitee’s home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail or courier delivery.
Section 12.    Insurance and Self-Insurance Arrangements. The Company may procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any Indemnitee against any expense, liability or loss asserted against or incurred by such person, incurred by him in such a capacity or arising out of his Corporate Status as such a person, whether or not the Company would have the power to indemnify such person against such expense or liability. In considering the cost and availability of such insurance, the Company (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for any and all of (a) deductibles, (b) limits on payments required to be made by the insurer, or (c) coverage which may not be as comprehensive as that previously included in insurance purchased by the Company. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Company but may not be in the best interest of certain of the persons covered thereby. As to the Company, purchasing insurance with deductibles, limits on payments, and coverage exclusions is similar to the Company’s practice of self-insurance in other areas. In order to protect the Indemnitees who would otherwise be more fully or entirely covered under such policies, the Company shall indemnify and hold each of them harmless as provided in Section 1 or Section 2 of this Article V, without regard to whether the Company would otherwise be entitled to indemnify such officer or director under the other provisions of this Article, or under any law, agreement, vote of shareholders or directors or other arrangement, to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) that prior policies of officer’s and director’s liability insurance held by the Company or its predecessors would have provided for payment to such officer or director.

Notwithstanding the foregoing provision of this Section 12, no Indemnitee shall be entitled to indemnification for the results of such person’s conduct that is intentionally adverse to the interests of the Company. This Section 12 is authorized by Section 2.02-1(R) of the Texas Business Corporation Act as in effect on August 31, 2001, and further is intended to establish an arrangement of self-insurance pursuant to that Section and any successor statute.
ARTICLE VI
MISCELLANEOUS PROVISIONS
Section 1.    Offices. The principal office of the Company shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require. The principal office and registered office may be, but need not be, the same.
Section 2.    Resignations. Any director or officer may resign at any time. Any such resignation shall be made in writing and shall take effect on the date of its receipt by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, unless the resignation prescribes a later effective date or states that the resignation takes effect on the occurrence of a future event. If the resignation is to take effect on a later date or on the occurrence of a future event, the resignation takes effect on the later date or when the event occurs. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. A resignation is irrevocable when it takes effect. A resignation is revocable before it takes effect unless it expressly states that it is irrevocable.
Section 3.    Seal. The Corporate Seal shall be circular in form, shall have inscribed thereon the name of the Company and may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
Section 4.    Severability. Whenever possible, each provision or portion of any provision of these Bylaws will be interpreted in such manner as to be effective and valid under applicable law but if any provision or any portion of any provision of these Bylaws shall be held to be invalid, illegal or unenforceable, in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction and these Bylaws shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 5.    Exclusive Forum for Certain Disputes. Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of Texas or, if such court lacks jurisdiction, the state district court of Harris County, Texas, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (c) any action asserting a claim against the Company or any director, officer or other employee of the Company pursuant to any provision of the Articles of Incorporation or the Bylaws (as either may be amended from time to time) or the TBOC and (d) any action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine.   Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to (i) the provisions of this Section 5 and (ii) jurisdiction and venue in the United States District Court for the Southern District of Texas and the state district court of Harris County, Texas.  If any action within the scope of this section is filed by or in the name of any party subject to this section (a “Violating Party”) in violation of this section (a “Violating Action”), the Violating Party shall be deemed to have consented to (A) the personal jurisdiction of Texas state and federal courts in connection with any action brought in any such court to enforce this section and (B) having service of process made upon the Violating Party in any such action by service upon the Violating Party’s counsel in the Violating Action as agent for such shareholder.
ARTICLE VII
AMENDMENT OF BYLAWS
Section 1.    Vote Requirements. The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws. Any alteration, amendment or repeal of the Bylaws or adoption of new Bylaws shall require: (1) the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors or (2) the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Company entitled to vote in the election of directors, voting together as a single class.
Section 2.    Shareholder Proposals. No proposal by one or more shareholders to amend the Bylaws shall be voted upon at an annual meeting of shareholders unless such shareholder shall have properly brought notice in proper written form, including with respect to any required updates or supplements, (as set forth in this Section 2) to the Secretary, including the text of the proposed alteration, amendment or repeal. To be in proper written form, a shareholder’s notice to the Secretary shall set forth (a) the Shareholder Information and (b) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors, to the effect that the Bylaws (if any) resulting from the adoption of such proposal would not be in conflict with the Articles of Incorporation or the laws of the State of Texas. To be properly brought in connection with an annual meeting of shareholders, a shareholder’s notice and other aforesaid items shall be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 90 days nor more than 180 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the shareholder to be properly brought must be so delivered not earlier than 180 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which the Company first makes public announcement of the date of such meeting by (A) a mailing to shareholders, (B) a press release or (C) a filing with the Commission pursuant to Section 13(a) or 14(a) of the Exchange Act. In no event shall the public disclosure of an adjournment, recess or postponement of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as described above.
Within 30 days (or such shorter time period that may exist prior to the date of the meeting) after such shareholder shall have submitted the aforesaid items, the Secretary or the Board of Directors shall determine whether such proposal has been properly brought and made in proper written form before the meeting, and shall determine whether the shareholder submitting such proposal has otherwise complied with this Section 8, and shall notify such shareholder in writing of its determination. If the Secretary or the Board of Directors determines that such proposal was not properly brought or was not made in proper written form before the meeting, or determines that such shareholder submitting such proposal has failed to otherwise comply with this Section 2, then such proposal shall not be voted upon by the shareholders of the Company at such meeting of shareholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal pursuant to Article VIII of the Articles of Incorporation and this Article VII was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 8, if a shareholder (or a qualified representative of the shareholder) is not present at the meeting of shareholders to make a proposal pursuant to Article VIII of the Articles of Incorporation, such proposal may not be transacted, as determined in the sole discretion of the Chairman of the Meeting, notwithstanding that proxies in respect of such vote have been received by the Company. Any action by the Secretary, the Board of Directors or the Chairman of the Meeting pursuant to this Section 2 shall be conclusive and binding upon all shareholders of the Company.
No proposal by one or more shareholders to amend the Bylaws shall be voted upon at a special meeting of shareholders unless such proposal has been stated in the notice of such special meeting in accordance with Article II, Section 3 with respect to a meeting called by such shareholders or shall otherwise have been properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof).
In addition to the foregoing provisions of this Section 2, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.

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